                                                                   EXHIBIT 10.27


                             TERMINATION AGREEMENT


     This Termination Agreement (the "Agreement") is entered into this 1st day of July, 1996 ("Effective Date") by and by and between Primax Electronics, Ltd., an ROC corporation having a place of business at 6F, No.159, Kang Ning St., Hsi Chih Town, Taipei Hsien, Taiwan, Republic of China ("Primax Taiwan") and Storm Primax, Inc., a California corporation having a place of business at 1861 Landings Drive, Mountain View, California 94043 ("Storm Primax").

                                   RECITALS

     A. Primax Taiwan and Storm Primax entered into a Sales Representative Agreement dated February 29, 1996 (the "Sales Representative Agreement") whereby Storm Primax was appointed an OEM sales representative for pointing device products produced by Primax Taiwan.

     B. Primax Taiwan and Storm Primax now mutually desire to terminate the Sales Representative Agreement in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations and covenants of this Agreement and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Storm Primax and Primax Taiwan agree as follows:

1.   Definitions.  All capitalized terms of this Agreement shall have the
     ------------
meanings as defined in the Sales Representative Agreement.

2.   Termination of Sales Representative Agreement.  Upon the Effective Date,
     ----------------------------------------------
the parties mutually agree that the Sales Representative Agreement will terminate and be of no further force and effect, except as otherwise expressly provided for in this Agreement.

3.   Commissions.  Storm Primax shall be entitled to receive commissions on all
     ------------
product shipments made by Primax Taiwan pursuant to the Sales Representative Agreement through June 30, 1996.

4.   Outstanding Orders.  Primax Taiwan or its agent shall be responsible for
     ------------------
collecting all payments for commissions owed pursuant to Section 3 above. Storm Primax may assist as it deems reasonably necessary to complete collection of such payments.

5.   General Provisions.
     -------------------

     a.   Counterparts.  This Agreement may be executed simultaneously in
          -------------
counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     b.   Amendments.  This Agreement may be amended or supplemented only by a
          -----------
writing that is signed by duly authorized representatives of both parties.

     c.   Governing Law.  This Agreement will be governed by and construed in
          -------------
accordance with the laws of the United States and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement in any manner whatsoever.

     d.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions and agreements, whether written or oral.

     IN WITTINESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Primax Taiwan:                        Storm Primax:

Primax Electronics, Ltd.              Storm Primax Inc.


By: /s/ Raymond Liang                 By: /s/ L. William Krause
    -----------------                     ---------------------

Title: Chairman/CEO                   Title: President & CEO
       ------------                          ---------------

                                       3